EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77I:
  Terms of new or amended securities

EXHIBIT B:
  Attachment to item 77Q1:
  Exhibits
 - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

EXHIBIT A:
Sub-Item 77I

(a)	Not applicable

(b)	The Armada Advantage Fund (the "Trust") is an open-end management investment company which currently offers one diversified investment portfolio called the Armada Advantage Institutional
Money Market Fund (the "Fund").  The Fund became effective on
October 25, 2004 and commenced operations on October 28, 2004.  The
Fund offers two classes of shares - Advisor Shares and Institutional Shares. Shares of both classes are available to individuals and institutional investors including corporate investors, pension and profit sharing plans and foundations and any organization authorized to act in a fiduciary, advisory, custodial or agency capacity, including affiliates of National
City Investment Management Company. The minimum initial investment for both classes is $5 million. Advisor Shares are designed for investors requiring additional services through their financial intermediaries and are subject to shareholder servicing fees up to 0.10% of net assets. Advisor Shares and Institutional Shares do not convert to any other share class.




EXHIBIT B:
Sub-Item 77Q1(e)

THE ARMADA ADVANTAGE FUND

ADVISORY AGREEMENT

	AGREEMENT made as of the 21st day of October, 2004 between THE ARMADA ADVANTAGE FUND, a Massachusetts business trust located in King of Prussia, Pennsylvania (the "Trust"), and NATIONAL CITY INVESTMENT MANAGEMENT COMPANY, located in Cleveland, Ohio (the "Adviser").

	WHEREAS, the Trust is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended ("1940 Act"); and

	WHEREAS, the Trust desires to retain the Adviser as investment adviser to the Institutional Money Market Fund (the "Fund");

	NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

	1.	Delivery of Documents.  The Adviser acknowledges that it has received copies of each of the following:

		(a)	The Trust's Declaration of Trust, as filed with the
State Secretary of the Commonwealth of Massachusetts on May 19, 1993, and all amendments thereto (such
Declaration of Trust, as presently in effect and as it shall from time to time be amended, is herein called the "Declaration of Trust");

		(b)	The Trust's Code of Regulations, and amendments thereto
(such Code of Regulations, as presently in effect and as it shall from time to time be amended, is herein called the "Code of Regulations");

		(c)	Resolutions of the Trust's Board of Trustees
authorizing the appointment of the Adviser and approving this Agreement;

		(d)	The Trust's Notification of Registration on Form N-8A
under the 1940 Act as filed with the Securities and Exchange Commission ("SEC") on July 6, 1993, and all amendments thereto;

		(e)	The Trust's Registration Statement on Form N-1A under
the Securities Act of 1933, as amended ("1933 Act")
(File No. 33-65690) and under the 1940 Act as filed with the SEC on July 6, 1993, and all amendments thereto; and

		(f)	The Trust's most recent prospectus and statement of
additional information with respect to the Fund (such prospectus and statement of additional information, as presently in effect and all amendments and supplements thereto are herein called the "Prospectus").

		The Trust will furnish the Adviser from time to time with execution copies of all amendments of or supplements to the foregoing.

	2.	Appointment and Services.  The Trust hereby appoints the
Adviser to act as investment adviser to the Fund for the period and on the terms set forth in this Agreement. Intending to be legally bound, the Adviser accepts such appointment and agrees to furnish the services required herein to the Fund for the compensation hereinafter provided.

(a)	Subject to the supervision of the Trust's Board of
Trustees, the Adviser will provide a continuous investment program for the Fund, including investment research and management with respect to all securities, investments, cash and cash equivalents in the Fund.
The Adviser will determine from time to time what securities and other investments will be purchased, retained or sold by the Fund. The Adviser will provide the services rendered by the Adviser under this Agreement in accordance with the Fund's investment objectives, policies, and restrictions as stated in the Prospectus and resolutions of the Trust's Board of Trustees applicable to the Fund.

(b)	Transmit trades to the Trust's custodian for proper
settlement;

(c)	Prepare a quarterly broker security transaction summary
and monthly security transaction listing for the Fund;

(d)	Maintain all books and records with respect to the
Fund's securities transactions effected by it, including, but not limited to, those required by subparagraphs (b)(5), (6), (7), (9), (10) and (11) and paragraph (f) of Rule 31a-1 under the 1940 Act; and

(e)	Supply the Trust and its Board of Trustees with reports
and statistical data as reasonably requested.

	3.	Subcontractors.  It is understood that the Adviser may from
time to time employ or associate with itself such person or persons as the Adviser may believe to be particularly fitted to assist in the performance of this Agreement; provided, however, that the compensation of such person or persons shall be paid by the Adviser and that the Adviser shall be as fully responsible to the Trust for the acts and omissions of any subcontractor as it is for its own acts and omissions. Without limiting the generality of the foregoing, it is agreed that investment advisory services to the Fund may be provided by a sub-adviser agreeable to the Adviser and approved in accordance with the provisions of the 1940 Act. Any such sub-advisers are hereinafter referred to as the "Sub-Advisers." In the event that any Sub-Adviser appointed hereunder is terminated, the Adviser may provide investment advisory services pursuant to this Agreement to the Fund without further shareholder approval.
Notwithstanding the employment of any Sub-Adviser, the Adviser shall in all events: (a) establish and monitor general investment criteria and policies for the Fund; (b) review investments in the Fund on a periodic basis for compliance with its investment objective, policies and restrictions as stated in the Prospectus;
(c) review periodically any Sub-Adviser's policies with respect to the placement of orders for the purchase and sale of portfolio securities; (d) review, monitor, analyze and report to the Board of Trustees on the performance of any Sub-Adviser; (e) furnish to the Board of Trustees or any Sub-Adviser, reports, statistics and economic information as may be reasonably requested; and (f) recommend, either in its sole discretion or in conjunction with any Sub-Adviser, potential changes in investment policy.

	4.	Covenants by Adviser.  The Adviser agrees with respect to
the services provided to the Fund that it:

		(a)	will comply with all applicable Rules and Regulations
of the SEC and will in addition conduct its activities under this Agreement in accordance with other applicable law;

		(b)	will use the same skill and care in providing such
services as it uses in providing services to similar fiduciary accounts for which it has investment responsibilities;

		(c)	will not make loans to any person to purchase or carry
shares in the Fund, or make interest-bearing loans to the Trust or the Fund;

		(d)	will maintain a policy and practice of conducting its
investment advisory services hereunder independently of the commercial banking operations of any affiliated person of the Adviser. In making investment recommendations for the Fund, personnel will not inquire or take into consideration whether the issuers
(or related supporting institutions) of securities proposed for purchase or sale for the Fund's account are customers of the commercial department of any affiliated person of the Adviser.

		(e)	in connection with its duties under Section 2 of this
Agreement, will place orders pursuant to its investment determinations for the Fund either directly with the issuer or with any broker or dealer. In selecting brokers or dealers for executing portfolio transactions, the Adviser will use its best efforts to seek on behalf of the Trust and the Fund the best overall terms available. In assessing the best overall terms available for any transaction the Adviser shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker or dealer to execute a particular transaction, the Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) provided to the Fund and/or other accounts over which the Adviser or any affiliate of the Adviser exercises investment discretion. The Adviser is authorized, subject to the prior approval of the Board, to negotiate and pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of that particular transaction or in terms of the overall responsibilities of the Adviser with respect to the accounts as to which it exercises investment discretion. Notwithstanding the foregoing, no prior approval by the Board shall be required so long as the broker or dealer selected by the Adviser provides best price and execution on a particular transaction. In no instance will Fund securities be purchased from or sold to the Adviser, any Sub-Adviser, Professional Funds Distributor, LLC ("PFD") (or any other principal underwriter to the Trust) or an affiliated person of either the Trust, the Adviser, Sub-Adviser, or PFD (or such other principal underwriter) unless permitted by an order of the SEC or applicable rules. In executing portfolio transactions for the Fund, the Adviser may, but shall not be obligated to, to the extent permitted by applicable laws and regulations, aggregate the securities to be sold or purchased with those of other funds and its other clients where such aggregation is not inconsistent with the policies set forth in the Trust's registration statement. In such event, the Adviser will allocate the securities so purchased or sold, and the expenses incurred in the transaction, in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and such other clients; and

		(f)	will treat confidentially and as proprietary
information of the Trust all records and other information relative to the Fund and prior, present or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder (except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld and will be deemed granted where the Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust).

	5.	Services Not Exclusive.  The services furnished by the
Adviser hereunder are deemed not to be exclusive, and the Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. The
Trust acknowledges that the Adviser may give advice and take action in the performance of its duties with respect to any of its other clients which may differ from advice given, or the time or nature of action taken, with respect to the Fund.

	6.	Books and Records.  In compliance with the requirements of
Rule 31a-3 under the 1940 Act, the Adviser hereby agrees that all records which it maintains for the Fund are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's written request; provided, however, that the Adviser may retain a copy of such records. The
Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records required to be maintained by it pursuant to paragraph 2(d) of this Agreement.

	7.	Expenses.  During the term of this Agreement, the Adviser
will pay all expenses incurred by it in connection with its activities under the Agreement other than the cost of securities, commodities and other investments (including brokerage commissions and other transactions costs, if any) purchased or sold for the Fund.

	8.	Compensation.  For the services provided and the expenses
assumed pursuant to this Agreement, the Trust will pay the Adviser from the assets belonging to the Fund and the Adviser will accept as full compensation therefore a fee, computed daily and payable monthly, at the annual rate of 0.15% of the average daily net assets of the Fund.

	9.	Limitation of Liability.  The Adviser shall not be liable
for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

	10.	Duration and Termination.  This Agreement will become
effective upon approval of this Agreement by vote of a majority of the outstanding voting securities of the Fund, and, unless sooner terminated as provided herein, shall continue in effect until September 30, 2005. Thereafter, if not terminated, this Agreement shall continue in effect for successive twelve month periods ending on September 30, provided such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund. Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by the Trust (by vote of the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund) on sixty days' written notice to the Adviser, or by the Adviser on 60 days' written notice to the Trust. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meaning as such terms have in the 1940 Act.)

	11.	Amendment of this Agreement.  No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement shall be effective until approved by vote of a majority of the outstanding voting securities of the Fund.

	12.	Miscellaneous.  The captions in this Agreement are included
for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Delaware law.

	13.	Names.  The names "THE ARMADA ADVANTAGE FUND" and "Trustees
of "THE ARMADA ADVANTAGE FUND" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated May 18, 1993, which is hereby referred to and a copy of which is on file at the office of the State Secretary of the Commonwealth of Massachusetts and the principal office of the Trust. The obligations of "THE ARMADA ADVANTAGE FUND" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, or representatives of the Trust personally, but bind only the Trust Property, and all persons dealing with any class of shares of the Trust must look solely to the Trust
Property belonging to such class for the enforcement of any claims against the Trust.

	IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

					THE ARMADA ADVANTAGE FUND

					By: /s/ Herbert R. Martens, Jr.
					Herbert R. Martens, Jr.
					Title:   President


					NATIONAL CITY INVESTMENT
					MANAGEMENT COMPANY

					By: /s/Donald L. Ross
					Donald L. Ross
					Title:   President